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Filed pursuant to rule 424(b)(5)
Registration No. 333-10762

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the attached prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 12, 2002.

Prospectus Supplement to Prospectus dated November 30, 2000.

$

Vodafone Group Plc

        % Notes due 20

        Interest on the          % notes due 20 is payable semi-annually on                              and                               of each year, beginning on                              , 20    . The notes will mature on , 20 . The notes will be unsecured and will rank equally with all other unsecured, unsubordinated obligations of Vodafone Group Plc from time to time outstanding.

        We may redeem some or all of the notes at any time and from time to time at the redemption price determined in the manner described in this prospectus supplement. We may also redeem the notes at any time at 100% of the principal amount upon the occurrence of certain tax events described in this prospectus supplement and the attached prospectus.

        Application will be made to list the notes on the New York Stock Exchange. We expect that the notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the notes.

        See "Risk Factors" beginning on page 3 of the attached prospectus and on page 29 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, which is incorporated by reference in this prospectus supplement, to read about factors you should consider before investing in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial price to public	%	$
Placement agents' commission	%	$
Proceeds, before expenses, to Vodafone	%	$

        The offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from
                              , 2002 and must be paid by the purchaser if the notes are delivered after                              , 2002. The placement agents expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company, referred to herein as DTC, against payment in New York, New York on or about                              , 2002. The clearing and settlement system we will use is the book-entry system operated by DTC.

Banc of America Securities LLC	JPMorgan

Prospectus Supplement dated                              , 2002.

        Unless otherwise stated in this prospectus supplement or the attached prospectus or unless the context otherwise requires, references in this prospectus supplement or the attached prospectus to "Vodafone", "we", "our", "ours" and "us" are to Vodafone Group Plc.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The U.S. Securities and Exchange Commission, referred to herein as the SEC, allows us to incorporate by reference into this prospectus supplement and the attached prospectus the information filed with them, which means that:

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  incorporated documents are considered part of this prospectus supplement and the attached prospectus;

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  we can disclose important information to you by referring to those documents; and

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  information filed with the SEC in the future will automatically update and supersede this prospectus supplement and the attached prospectus.

        The information that we incorporate by reference is an important part of this prospectus supplement and the attached prospectus.

        We incorporate in this prospectus supplement and the attached prospectus by reference the documents described in "Where You Can Find More Information" in the attached prospectus which we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of the notes offering and that, in the case of any future filings on Form 6-K, are identified in such filing as being incorporated into this prospectus supplement or the attached prospectus.

        The documents incorporated by reference in this prospectus supplement and the attached prospectus and, in particular, those set forth below contain important information about Vodafone and its financial condition.

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  Vodafone's Annual Report on Form 20-F for the year ended March 31, 2002, and

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  Vodafone's Form 6-K, dated November 12, 2002, which contains:

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  an extract from the Vodafone interim results announcement dated November 12, 2002 containing unaudited consolidated interim financial information for Vodafone as of and for the six month periods ended September 30, 2002 and 2001;

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  a table showing Capitalization and Indebtedness of Vodafone as of September 30, 2002;

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  a table showing the Ratio of Earnings to Fixed Charges and to Fixed Charges and Preference Share Dividends; and

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  recent legal proceedings.

        You should read "Where You Can Find More Information" in the attached prospectus for information on how to obtain the documents incorporated by reference or other information relating to Vodafone.

GENERAL INFORMATION

        No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus supplement and the attached prospectus, and, if given or made, such information must not be relied upon as having been authorized. This prospectus supplement and the attached prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which it relates or an offer to sell or the solicitation of an offer to buy such notes by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the attached prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the attached prospectus is correct as of any time subsequent to its date.

        The distribution of this prospectus supplement and the attached prospectus and the offering and sale of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come are required by us and the placement agents to inform themselves about and to observe any such restrictions.

        We have authorized the placement agents to deliver a copy of this prospectus supplement and the attached prospectus relating to the notes offered by this prospectus supplement to purchasers of pass-through certificates of the Core Investment Grade Bond Trust I, referred to herein as the trust. This prospectus supplement and the attached prospectus relate to only us and the notes and do not relate to the trust or the pass-through trust certificates. You should only rely on this prospectus supplement and the attached prospectus for a description of us and the notes.

SPECIAL NOTE

        We have not been involved in the creation of the trust or the preparation of the registration statement and related prospectus relating to the offering and sale of the trust's pass-through certificates and make no representation regarding the information contained therein. We have not been involved in the preparation of the registration statement or the related prospectus relating to any other issuer that may deposit securities in the trust and make no representation regarding the information contained therein. We are not partners or joint venturers or in any similar relationship with the trust or any of the other issuers whose securities may be deposited in the trust nor do we own any interest in the trust. Accordingly, we are not assuming any responsibility for or any liability or obligations with respect to the trust or the pass-through certificates, including but not limited to the trust's obligations to make payments to the holders of pass-through certificates, the securities of any other issuer that may be deposited into the trust or the registration statements and prospectuses relating to the pass-through certificates or any such securities, and any statement or representation to the contrary should be disregarded. Our responsibilities, liabilities and obligations are limited solely to the information contained or specifically incorporated by reference in this prospectus supplement and our attached prospectus and to our obligations under the notes and the indenture.

DESCRIPTION OF NOTES

        This section contains a brief description of the terms of the notes. For additional information about the notes and their terms, please see "Description of Debt Securities We May Offer" in the attached prospectus.

Notes	$ principal amount of % Notes due 20 .
Maturity	We will pay the notes at 100% of their principal amount plus accrued interest on , 20 .
Issue price	%
Ranking
The notes will rank equally with all present and future unsecured and unsubordinated indebtedness of Vodafone. Because we are a holding company, the notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.
Interest payment dates	Semi-annually on and .
First interest payment date	, 20 .
Regular record dates for interest	Every and .
Payment of additional amounts
We intend to make all payments on the notes without deducting United Kingdom (U.K.) withholding taxes. If any deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in the attached prospectus.
Optional make-whole redemption
We have the right to redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus basis points. Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes. Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. Quotation agent means the reference treasury dealer appointed by the trustee after consultation with us. Reference treasury dealer means any primary U.S. government securities dealer in New York City selected by the trustee after consultation with us. Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m. Eastern Standard Time on the third business day preceding such redemption date.

Optional tax redemption
We may redeem the notes before they mature if we are obligated to pay additional amounts due to changes in U.K. withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in the attached prospectus. In that event, we may redeem the outstanding notes in whole but not in part at any time, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.
Sinking fund	There is no sinking fund.
Book-entry issuance, settlement and clearance
We will issue the notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except in limited circumstances that we explain under "Legal Ownership—Global Securities— Special Situations in Which a Global Security Will be Terminated" in the attached prospectus. Settlement of the notes will occur through DTC in same day funds. For information on DTC's book-entry system, see "Clearance and Settlement—The Clearance Systems—DTC" in the attached prospectus.
Restrictive covenants
The indenture relating to the notes does not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, pledge our assets to secure borrowings, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business.

Listing
We will file an application to list the notes on the New York Stock Exchange. We expect that the notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the notes.
Use of proceeds	We intend to use the proceeds from the sale of the notes for general corporate purposes.
Risk factors
You should carefully consider all of the information in this prospectus supplement and the attached prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under "Risk Factors" beginning on page 3 of the prospectus and on page 29 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, which is incorporated by reference in this prospectus supplement, for risks involved with an investment in the notes.
Trustee and principal paying agent	Citibank, N.A.
Timing and delivery	We currently expect delivery of the notes to occur on or about , 2002.

USE OF PROCEEDS

        We estimate that the net proceeds (after deduction of placement agent commissions and estimated offering expenses) from the sale of the notes will be $             . We intend to use the proceeds from the sale of the notes for general corporate purposes.

TAXATION

        This section supplements the discussion under "Certain U.S. Federal and U.K. Tax Considerations—U.S. Federal Income Taxation—Debt Securities" in the attached prospectus relating to the notes. This section and the discussion under "Certain U.S. Federal and U.K. Tax Considerations" in the attached prospectus relating to the notes only apply to those persons described in that discussion who directly own notes and do not beneficially own notes through the trust.

        The U.S. Federal income tax consequences of directly owning a note are generally described under "Certain U.S. Federal and U.K. Tax Considerations—U.S. Federal Income Taxation—Debt Securities" in the attached prospectus relating to the notes, except that (1) capital gain of a non-corporate U.S. holder will be taxed at 18%, if a note is held for more than five years, (2) the "backup withholding" rate has been reduced to 30% for payments made in 2002 and 2003, 29% for payments made in 2004 and 2005 and 28% for payments made in 2006 and thereafter, and (3) the finalized treasury regulations described in the attached prospectus relating to the notes are effective.

        The U.K. income tax consequences of directly owning a note are generally described under "Certain U.S. Federal and U.K. Tax Considerations—U.S. Federal Income Taxation—Debt Securities" in the attached prospectus, subject to the comments set out below. The comments below are of a general nature based on U.K. law and practice. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. Any holders of notes who are in doubt as to their own tax position should consult their professional advisor.

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  So long as the notes continue to be listed on a recognized stock exchange within the meaning of section 841 Income and Corporation Taxes Act 1988, the notes will qualify for the "Quoted Eurobond" exemption and payments of interest may be made without withholding or deduction for or on account of U.K. income tax (including withholding by paying and collecting agents). The exemption from withholding or deduction for or on account of U.K. income tax applies so long as the notes qualify for the "Quoted Eurobond" exemption.

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  Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to the United Kingdom Inland Revenue regarding the identity of the payee or the person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

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  Holders of the notes should note that the provisions relating to additional amounts described under "Description of Debt Securities We May Offer—Payment of Additional Amounts" in the attached prospectus would not apply if the Inland Revenue sought to assess directly the person entitled to the relevant interest to U.K. tax. However exemption from, or reduction of, such U.K. tax liability might be available under an appropriate double taxation treaty.

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  In relation to inheritance tax, since the notes are fully registered, if a register is maintained in the United Kingdom, there may be a liability for inheritance tax.

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  Since the publication of proposals in May 1998 by the European Commission regarding the taxation of income of non-residents, the Council of the European Union has published a revised draft directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or other similar income)

    paid by a person within its jurisdiction to an individual resident in that other Member State, except that Belgium, Luxembourg and Austria will instead operate a withholding system for a transitional period in relation to such payments. The proposed directive is not yet final, and may be subject to further amendment.

        Please consult your own tax advisor concerning the consequences of owning the notes or any pass-through certificate in your own circumstances. We have not been involved in the preparation of the registration statement and related prospectus relating to the offering and sale of the trust's pass-through certificates and make no representation regarding the tax disclosure contained therein.

PLAN OF DISTRIBUTION

        We are offering these securities for sale ultimately to purchasers of pass-through certificates of Core Investment Grade Bond Trust I offered simultaneously herewith through Core Bond Products LLC, as depositor of the trust utilizing the services of Banc of America Securities LLC and J.P. Morgan Securities Inc. as our placement agents. Each of Banc of America Securities LLC and J.P. Morgan Securities Inc. is a statutory underwriter within the meaning of the Securities Act of 1933, as amended, which is referred to as the Securities Act. We have entered into a placement agency agreement in which the placement agents have agreed to use their reasonable efforts to solicit offers from Core Investment Grade Bond Trust I through Core Bond Products LLC, as depositor of the trust, for the purchase of the aggregate principal amount of our notes set forth opposite such placement agents' names:

Placement Agent	Principal Amount of Notes
Banc of America Securities LLC	$
J.P. Morgan Securities Inc.	$

Total	$

        We will pay each placement agent a commission equal to    % of the principal amount of each note to be delivered to a purchaser whose offer has been solicited by such placement agent and has been accepted by us. The placement agents are not obligated under any circumstance to purchase notes from us as principal or otherwise.

        Notes sold by the placement agents to the trust will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement.

        In the ordinary course of their respective businesses the placement agents and their affiliates have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and our affiliates.

        We estimate that our total allocable expenses of this offering, excluding placement agent commissions, will be approximately $    .

        We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act.

        Application will be made to list the notes on the New York Stock Exchange. We expect that the notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the notes.

        Each placement agent has agreed that, in connection with the distribution of the notes, directly or indirectly:

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  it has not offered or sold and, prior to the expiry of the period of six months from the date of the issue of the notes, will not offer or sell any such notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

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  it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

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  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue and sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Vodafone.

PROSPECTUS

$8,000,000,000

Vodafone Group Public Limited Company

Debt Securities
Warrants
Preference Shares
Ordinary Shares

        We may offer and sell debt securities, warrants, preference shares or ordinary shares from time to time with an aggregate offering price of up to $8,000,000,000 (or the equivalent amount in other currencies, currency units or composite currencies). We may issue our preference shares and ordinary shares in the form of American depositary shares. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

        We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 30, 2000.

Risk Factors
About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
Vodafone
Ratio of Earnings to Fixed Charges and to Fixed Charges and Preference Share Dividends
Use of Proceeds
Legal Ownership
Description of Debt Securities We May Offer
Description of Warrants We May Offer
Description of Preference Shares We May Offer
Clearance and Settlement
Certain U.S. Federal and U.K. Tax Considerations
Plan of Distribution
Validity of Securities
Experts
Enforceability of Certain Civil Liabilities

RISK FACTORS

        An investment in the securities involves significant risks. Accordingly, you should consider carefully all of the information set forth in this prospectus and, in particular, the risks described below, before you make any decision to invest in the securities.

Risks Associated with Our Business

        Increased competition in any of our markets may reduce our market share and our revenues.    Vodafone and its ventures face intensifying competition in each of their markets. Increased competition has led to declines in the prices we charge for our wireless services and is expected to lead to further price declines in the future. We may in some countries be able to match or exceed declines in average revenue per customer with reductions in operating cash costs per customer. However, if we are unable to do so, we may experience decreased profitability.

        Competition could also lead to a decrease in the rate at which we add new customers and to a decrease in the size of our market share as customers choose to receive wireless service from other providers. Customer deactivations are measured by our churn rate, which represents the number of customers who disconnect from a network in a given period or have their service terminated, divided by the average number of customers for the same period. There can be no assurance that we will not experience increases in churn rates, particularly as competition intensifies. An increase in churn rates could adversely affect profitability because we would experience lower revenues and increased selling costs to replace customers, although such costs would have a future revenue stream attached to mitigate the impact.

        We may not be able to realize the benefits we expect from our substantial investment in networks, licenses and new technology.     We are making, and expect to continue to make, substantial investments in our wireless networks due to customer growth, increased usage, and the need to offer new services and greater functionality and the acquisition of licenses for third generation wireless services, or 3G, the new digital standard for wireless telecommunications. Accordingly, the current rate of our capital expenditures and the rate of such expenditures in future years could materially exceed that experienced by us in previous years. On April 27, 2000, we were provisionally awarded one of the five 3G licenses in an auction conducted by the U.K. government for a license fee of £5.964 billion (U.S.$9.5 billion). The license was granted on September 1, 2000, following the completion of the sale of Orange to France Telecom. On August 17, our German wireless telecommunications operator, Mannesmann Mobilfunk, was awarded a 3G license in an auction conducted by the German government for a license fee of approximately €8.5 billion (U.S.$7.6 billion). There can be no assurance that the development of 3G telecommunications will proceed according to anticipated schedules or that the returns expected on this investment will be achieved.

        Our operations and the operations of our ventures depend in part upon the successful deployment of continuously evolving wireless telecommunications technologies. We use technologies from a number of vendors and make significant capital expenditures in connection with the deployment of such technologies. There can be no assurance that technologies will be developed according to anticipated schedules, that they will perform according to expectations or that they will achieve commercial acceptance. The failure of vendor performance or technology performance to meet our expectations or the failure of a technology to achieve commercial acceptance could result in additional capital expenditures or a reduction in our profitability due to the recognition of the impairment of assets.

        In future 3G license auctions, we may fail to win new licenses, fail to win licenses for the spectrum we want or incur substantial costs for licenses that we win.    Our operations and the operations of our ventures worldwide depend in part upon the successful acquisition of wireless licenses relating to developing communications technologies using standards such as IMTS-2000 or UMTS. These are commonly described as 3G technologies. Our mobile telecommunications operations in the United Kingdom, Austria, Germany, Italy, Japan, the Netherlands and Spain have been awarded licenses in the auctions for 3G mobile spectrum in their respective markets. Auctions or other allocation procedures for 3G licenses are currently taking place or planned in various other countries, including Australia,

Belgium, France, New Zealand, Sweden and the United States. We have no control over the number of licenses allocated for bidding or spectrum that such licenses provide for in any country at any given time. In addition, the bidding process in such auctions is highly competitive as the number of new licenses available in any auction is usually small. Therefore, we can make no assurances that we will successfully obtain a new license in any country we wish. Furthermore, even if we are able to win licenses, we can make no assurances that we will be able to win licenses for the spectrum that would be most beneficial to our operations. If we fail to acquire additional licenses within the time periods contemplated by our business plan, or fail to obtain the most beneficial licenses, we may not be able to realize the anticipated increases in revenues from the utilization of 3G services. Finally, as a result of making large bids to win licenses, we may be obligated to pay significant amounts of money for such licenses, which may adversely affect our financial condition and limit our ability to fund other investments.

        Our strategic objectives may be impeded by the fact that we do not have a controlling interest in some of our ventures.    Some of our interests in our wireless licenses are held through entities in which we are a significant but not controlling owner. Under the governing documents for some of these partnerships and corporations, certain key matters such as the approval of business plans and decisions as to the timing and amount of cash distributions require the consent of our partners. In others, these matters may be approved without our consent. We may enter into similar arrangements as we participate in ventures formed to pursue additional opportunities. For instance, we recently formed a U.S. wireless partnership with Verizon Communications, Verizon Wireless, which is 55% owned by Verizon Communications. Verizon Communications also designates four of the seven members to the partnership's board of directors, while we own 45% of the partnership and designate the other three members. We also do not have a controlling interest in our ventures in Japan. Although we have not been materially constrained by the nature of our wireless ownership interests, no assurance can be given that our partners will not exercise their veto power or their controlling influence in any of our ventures in a way that will hinder our corporate objectives and reduce any anticipated cost savings or revenue enhancement resulting from these ventures.

        Our attempts to mitigate effects of exchange rate fluctuations may not be successful which would have a substantial impact on our revenues and costs.    Because approximately 75% of our consolidated revenues come from our operations outside of the United Kingdom, principally from our operations in countries of the European Economic and Monetary Union which use the euro as their common currency, foreign currency exchange rates, particularly, the exchange rate of the pound to the euro, are material to our results of operations. The exchange rate of the pound to the euro has recently experienced particular volatility. Although we attempt to mitigate in part the effect of foreign currency fluctuations through the use of foreign currency contracts and foreign currency-denominated credit arrangements, there can be no assurance that we will be successful in our foreign currency hedging efforts. If we do not succeed in our worldwide foreign currency hedging efforts in general and with respect to the euro in particular, our consolidated revenues and losses will be substantially affected.

        Regulatory decisions and changes in the regulatory environment could adversely affect our business.    Because we have ventures in a large number of geographic areas, we must comply with an extensive range of requirements that regulate and supervise the licensing, construction and operation of our telecommunications network and services. In particular, there are agencies which regulate and supervise the allocation of frequency spectrum and which monitor and enforce competition laws which apply to the wireless telecommunications industry. Decisions by regulators regarding the granting, amendment or renewal of licenses, to us or to third parties, could adversely affect our future operations in these geographic areas. We cannot provide any assurances that governments in the countries where we operate will not issue telecommunications licenses to new operators whose services will compete with ours.

        Our ability to retain customers and attract new customers may be impaired by any actual or perceived health risks associated with the transmission of radiowaves from cellular telephones, transmitters and associated equipment.     Recently, concerns have been expressed, particularly in the United Kingdom and other countries where we operate, that the electromagnetic signals from mobile telephone handsets and base stations may pose health risks and interfere with the operation of electronic equipment. While we are not aware that these risks have been substantiated, there can be no assurance that the actual or perceived risks associated with radiowave transmission will not impair our ability to retain customers and attract new customers or reduce mobile wireless communications usage. In such event, because of our strategic focus on wireless communications, our business and results of operations may be more adversely affected than that of other companies in the telecommunications sector.

Risks Relating to the Securities

        Interest on the debt securities will be subject to U.K. withholding tax if definitive debt securities are issued or if we fail to maintain a listing on a "recognised stock exchange".    In certain cases, holders of book-entry securities will be entitled to receive definitive debt securities in registered form. Under current U.K. tax law, upon the issuance of such definitive debt securities, interest thereafter payable in respect of the debt securities and which is payable before April 1, 2001 will be subject to U.K. withholding tax (currently at the rate of 20%), subject to the terms of any applicable double tax treaty (or other available reliefs). As a result of a change in U.K. tax law, interest payable on or after April 1, 2001 could continue to be paid free of U.K. withholding tax if definitive debt securities in registered form were issued, provided that the debt securities did not cease to be listed as further described below. For us to avoid the payment of additional amounts in respect of the debt securities under current law, we will need to maintain a listing of the debt securities on a "recognised stock exchange" within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act 1988. This will continue to be the case after April 1, 2001. We may apply for listing of the debt securities on the London Stock Exchange, which is currently designated as a "recognised stock exchange". The inability to list the debt securities may have an adverse effect on our liquidity and financial position by reason of our obligation to pay such additional amounts as may be necessary so that the net amount received by the holders after such reduction will not be less than the amount that would have been received in the absence of such withholding or deduction. While if we apply for such a listing we will use our best efforts to obtain and maintain such a listing, as needed, we cannot guarantee that we will be successful. See "Description of the Debt Securities We May Offer—Payment of Additional Amounts" and "Certain U.S. Federal and U.K. Tax Considerations—United Kingdom Taxation".

        The debt securities, warrants and preference shares lack a developed public market.    There can be no assurance regarding the future development of a market for the debt securities, warrants or preference shares or the ability of holders of the debt securities, warrants or preference shares to sell their debt securities, warrants or preference shares or the price at which such holders may be able to sell their debt securities, warrants or preference shares. If such a market were to develop, the debt securities, warrants or preference shares could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the debt securities, warrants or preference shares may make a market in the debt securities, warrants or preference shares as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities, warrants or preference shares may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants or preference shares or that an active public market for the debt securities, warrants or preference shares will develop. See "Plan of Distribution" on page 46 of this prospectus. We may apply for listing of the debt securities, warrants or preference shares on the Official List and for trading of the debt securities, warrants or preference shares on the London Stock Exchange, and for listing of the debt securities, warrants or preference shares on the New York Stock Exchange.

About This Prospectus

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using the shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $8,000,000,000 (or the equivalent amount in other currencies, currency units or composite currencies).

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and their offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described under the heading "Where You Can Find More Information" prior to purchasing any of the securities offered by this prospectus.

Where You Can Find More Information

        We are subject to the reporting requirements of the Securities Exchange Act of 1934 applicable to a foreign private issuer and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or visit their website at www.sec.gov.

        Our American Depositary Shares, referred to as ADSs, are listed on the New York Stock Exchange. Our ordinary shares are listed both on the London Stock Exchange and on the Frankfurt Stock Exchange. You can consult reports and other information about us that we have filed pursuant to the rules of the New York Stock Exchange at such exchange.

        The SEC allows us to incorporate by reference the information we file with them, which means that:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring to those documents; and

  •
  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede the incorporated information.

        The information that we incorporate by reference is an important part of this prospectus.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of Vodafone Group Plc or Mannesmann A.G. since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained therein shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In addition, any statement contained in any such document shall be deemed to be superseded for the purpose of this prospectus to the extent that a discussion contained herein relating to the same subject matter omits such statement. Any such statement omitted shall not be deemed to constitute a part of this prospectus.

        We incorporate by reference the documents below filed with the SEC by Vodafone Group Plc, formerly named Vodafone AirTouch Plc and AirTouch Communications, Inc. pursuant to the Securities Exchange Act of 1934, as amended. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

        Because Mannesmann does not file, but furnishes, information to the SEC, no information regarding Mannesmann is incorporated by reference herein other than as listed below.

        The documents incorporated by reference herein and set forth below contain important information about Vodafone and AirTouch and their respective financial conditions.

Vodafone SEC Filings (File No. 1-10086)	Period
Annual Report on Form 20-F	Year ended March 31, 2000.
Reports on Form 6-K and 6-K/A
Dated November 3, 2000, containing Mannesmann's audited consolidated financial statements for the three years ended December 31, 1999 as prepared in accordance with German accounting standards and reconciled to U.S. GAAP for 1999 and 1998;

Dated November 3, 2000, containing pro forma financial information reflecting the creation of Verizon Wireless and the acquisition of Mannesmann, historical audited financial statements of the businesses contributed by Bell Atlantic Corporation and GTE Corporation to Verizon Wireless at and for the year ended December 31, 1999 and unaudited interim financial statements of these businesses; and Dated November 24, 2000, containing Vodafone's unaudited consolidated interim financial information as of and for the periods ended September 30, 2000 and 1999, including financial statements and management's discussion and analysis of financial condition and results of operations, as well as a brief description of recent transactions of Vodafone and other recent developments.
Amendment No. 2 to Registration Statement on Form 8-A/A	Dated July 30, 1999, containing a description of our ordinary shares and ADSs.
AirTouch SEC Filings (File No. 1-12342)	Period
Annual Report on Form 10-K	Year ended December 31, 1998.
Quarterly Reports on Form 10-Q	Quarter ended June 30, 1999. Quarter ended March 31, 1999.

        You can obtain copies of any of the documents incorporated by reference through Vodafone or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus.

        You may obtain Vodafone documents incorporated by reference into this prospectus, at no cost, by requesting them in writing, by telephone or by e-mail or website at the following address and telephone number:

Vodafone Group Public Limited Company
The Courtyard
2-4 London Road
Newbury, Berkshire
RG14 1JX, England
(011 44) 1635 33251
Website: www.vodafone.com
(inactive textual reference only)

        Our Form 20-F contains audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom. We refer to these accounting principles as U.K. GAAP later in this prospectus. Our Form 20-F also contains a reconciliation to accounting principles generally accepted in the United States of net income, earnings per share, cash flows, shareholders' equity and total assets. We refer to these accounting principles as U.S. GAAP later in this prospectus.

        You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Forward-Looking Statements

        This prospectus, including the documents incorporated by reference in this prospectus, contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations and business and some of our plans and objectives with respect to these items. In particular, certain statements concerning our expectations and plans, strategy, management's objectives, the anticipated sales proceeds to be received in connection with pending dispositions, the effect of regulatory developments, prospects, trends in market shares, market standing, overall market trends, risk management, churn rate, exchange rates and revenues and general and administration expenses, contain forward-looking statements. In addition, forward-looking statements also include statements with respect to future performance, costs, revenues, in particular, our expectations with respect to future average revenue per customer and future revenues derived from the new non-voice services which we are currently developing, cash flows, earnings, in particular, our expected internal rate of return as a result of our investment in 3G spectrum, acquisitions, growth, market share, wireless penetration rates, growth in internet use and other trend projections, the combination of Vodafone and Mannesmann and the combination of the U.S. cellular, PCS and paging assets of Vodafone, Bell Atlantic Corporation and GTE Corporation to form Verizon Wireless. Forward-looking statements are sometimes, but not always, identified by their use of such words as "anticipates", "may", "should", "expects", "believes", or "estimates". By their nature, forward-looking statements are inherently predictive, speculative and involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

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  changes in economic conditions in markets served by our operations that would adversely affect the level of demand for wireless services;

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  greater than anticipated competitive activity requiring reduced pricing and/or new product offerings or resulting in higher costs of acquiring new customers or slower customer growth;

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  greater than expected growth in customers and usage and greater than anticipated costs associated with 3G license auctions, requiring increased investment in network capacity;

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  failure to be awarded 3G licenses in some of our markets;

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  the impact on capital spending from the deployment of new technologies, or the rapid obsolescence of existing technology;

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  the possibility that technologies, including wireless internet platforms, will not perform according to expectations or that vendors' performance will not meet our requirements;

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  our ability to develop competitive data content and services which will attract new customers and increase average usage;

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  our ability to achieve the anticipated cost savings or revenue enhancements in connection with our partnership with Verizon Communications;

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  our ability to achieve anticipated cost savings or revenue enhancements following our acquisition of Mannesmann;

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  any conditions imposed in connection with regulatory approvals sought in connection with pending acquisitions and dispositions;

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  the ability to realize benefits from entering into partnerships for developing data and internet services;

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  changes in the regulatory framework in which we operate; and

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  changes in exchange rates, including in particular the exchange rate of the pound to the euro.

        Furthermore, a review of the reasons why actual results and developments may differ materially from the expectations disclosed or implied within forward-looking statements can be found under "Risk Factors" beginning on page 3 of this prospectus. We also suggest that you review the disclosure contained in the description of our business and our management's discussion and analysis of financial condition and results of operations contained on pages 7 to 34 and 44 to 53 of our Annual Report on Form 20-F for the year ended March 31, 2000, which is incorporated by reference in this prospectus. All subsequent written or oral forward-looking statements attributable to Vodafone, any Vodafone members or persons acting on our behalf are expressly qualified in their entirety by the factors referred to above.

Vodafone

        We are one of the world's leading wireless telecommunications companies with a significant presence in Continental Europe, the United Kingdom, the United States and the Asia Pacific region. We also have interests in wireless telecommunications businesses in the Middle East and Africa. We provide a full range of wireless telecommunications services, including cellular, personal communication services, or PCS, paging and data communications.

        We served markets with over 1.1 billion people worldwide and had approximately 65.50 million proportionate customers, excluding paging and fixed line customers, calculated on a proportionate basis in accordance with our percentage interest in our ventures, as of September 30, 2000.

        Our ordinary shares are listed on both the London Stock Exchange and the Frankfurt Stock Exchange, and our American Depository Shares, or ADSs, are listed on the New York Stock Exchange. Vodafone, which is incorporated in England and Wales, had a total market capitalization of over £174.2 billion ($252.5 billion) at October 27, 2000, making it the largest company in the Financial Times Stock Exchange 100 index, or FTSE 100, and the seventh largest company in the world based on market capitalization at that date.

        Our strategy is to concentrate on mobile telecommunications globally, to extend the reach, range and penetration of wireless services to as many customers as possible in as many geographic territories throughout the world as can sustain viable and profitable operating environments, and to provide our customers with new services made available by continuing technological developments in wireless communications. We intend to further develop our existing businesses, increase current shareholdings and, where appropriate, bid for new licenses and make acquisitions. The continued development of the business will encapsulate the introduction of new services, based on data transmission and the internet.

        We have recently engaged in a number of major business transactions, which have significantly increased the geographic coverage area in which we have licenses to operate wireless networks and our wireless customer base.

        On June 30, 1999, we completed our merger with AirTouch. The merger created one of the world's largest international wireless telecommunications companies, in terms of the number of proportionate customers, with an extensive presence in both Europe and in the United States.

        On September 21, 1999, Vodafone, Bell Atlantic and GTE announced an agreement to combine their U.S. cellular operations to create the largest wireless operator in the United States. The transaction was conditionally approved by the Department of Justice on December 6, 1999 and was approved by the Federal Communications Commission on March 31, 2000. The first stage of the transaction, involving the contribution of the U.S. cellular operations of Vodafone and Bell Atlantic, was completed on April 3, 2000 and the combined entity was launched as Verizon Wireless. Following the completion of the merger of Bell Atlantic and GTE to form Verizon Communications, the second stage of the transaction was completed by the contribution of the U.S. cellular operations of GTE to Verizon Wireless on July 10, 2000, creating a nationwide network with approximately 25 million wireless customers and 4 million paging customers. Vodafone now owns 45% of Verizon Wireless. Verizon Wireless has filed a Registration Statement with the Securities and Exchange Commission relating to a proposed initial public offering of shares in the partnership.

        On November 19, 1999 we announced our intention to make an offer for the entire issued share capital of Mannesmann and to merge its telecommunications businesses. A revised offer for Mannesmann became unconditional on February 9, 2000 and expired on March 27, 2000, at which date we acquired approximately 98.62% of the issued share capital of Mannesmann and 99.72% of its convertible bonds. We received conditional European Commission consent to the transaction on April 12, 2000. As a result of the Mannesmann acquisition, we have the most extensive controlled wireless coverage in Europe, operating in 15 countries with over 48.6 million customers in ventures we control and approximately 47.7 million proportionate customers, based on the venture customers of our European operations at September 30, 2000. We either control, own or have interests in the number one or two operator in 12 European markets.

        As a condition to its approval, on April 12, 2000, of our acquisition of Mannesmann, the European Commission required us to dispose as soon as practicable of our interest in Orange, a competitor of Vodafone in the United Kingdom. Mannesmann acquired Orange in 1999 and Orange became a subsidiary of Vodafone as a result of the Mannesmann acquisition. On May 30, 2000, Vodafone and Mannesmann announced that they had reached an agreement to sell Orange to France Telecom. The sale of Orange was completed on August 22, 2000 for a consideration consisting of a cash payment of approximately €21.4 billion, €2.2 billion of France Telecom loan notes and 113,846,211 France Telecom shares, representing 9.87% of the outstanding share capital of France Telecom. The non-cash consideration, comprising the shares and the loan notes, is underwritten by France Telecom at £8.4 billion. In addition, France Telecom assumed Orange's liabilities.

        In addition to Mannesmann's wireless telecommunications businesses, we acquired Mannesmann interests in certain fixed line telecommunications businesses in Europe, and Mannesmann's non-telecommunications businesses, principally comprising the engineering and automotive businesses of Atecs Mannesmann. We are currently in the process of divesting some of these businesses.

        As a result of the AirTouch and Mannesmann transactions, we have the largest pan-European licensed coverage area of any wireless operator and, through our joint venture partnership with Verizon Communications, have the largest wireless licensed coverage area and customer base in the United States.

        We have also recently acquired new interests or an additional interest in several telecommunications companies worldwide. On September 19, 2000, we announced that we had agreed to acquire a further 8.48% stake in the Spanish telecommunications operator Airtel, in addition to the additional 43.5% interest in Airtel which we agreed to acquire earlier in the year. On November 3, 2000, we acquired approximately a 2% interest in China Mobile (Hong Kong) Limited in exchange for cash consideration of $2.5 billion and on November 8, 2000, we announced that we had agreed to acquire a 25% stake in Swisscom Mobile in Switzerland, in exchange for consideration of approximately £1.8 billion, to be paid in cash, shares or a combination of cash and shares, at our option, through a strategic partnership with Swisscom Mobile. Please see "Recent Transactions" in our Report on Form 6-K, dated November 24, 2000, which is incorporated by reference in this prospectus, for more information about these acquisitions.

Ratio of Earnings to Fixed Charges and to Fixed Charges and Preference Share Dividends

        Our consolidated ratio of earnings to fixed charges and earnings to fixed charges and preference share dividends computed under U.K. GAAP and U.S. GAAP for each of our fiscal years ended March 31, 1996 through 2000 and for the six months ended September 30, 2000 are as follows:

	Year Ended March 31,					Six months ended September 30,
	1996	1997	1998	1999	2000	2000
U.K. GAAP
Ratio of Earnings to Fixed Charges	12.0	9.2	6.3	6.7	4.2	(2.6)
Ratio of Earnings to Fixed Charges and Preference Share Dividends	12.0	9.2	6.3	6.7	4.2	(2.6)
U.S. GAAP
Ratio of Earnings to Fixed Charges	11.7	8.9	5.7	5.8	3.4	(5.1)
Ratio of Earnings to Fixed Charges and Preference Share Dividends	11.7	8.9	5.7	5.8	3.4	(5.1)

        For the purpose of computing these ratios, earnings consist of income on ordinary activities before taxation, adjusted for:

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  fixed charges;

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  dividend income from associated undertakings; and

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  share of losses from associated undertakings.

        Fixed charges consist of one-third of rental expense, including the portion of rental expense representative of interest, and interest expense as reported in our consolidated financial statements. There were no preference share dividends in any of the fiscal years ended March 31, 1996 through 2000 or in the six months ended September 30, 2000.

Use of Proceeds

        Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include working capital, the repayment of existing debt (including debt of acquired companies) and the payment of anticipated costs in connection with 3G licenses. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.

Legal Ownership

Street Name and Other Indirect Holders

        We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the "holders" of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in "street name". If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle voting if it were ever required;

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  whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct holder as described below; and

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  how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to the person with whom the securities are deposited, in the case of debt securities in bearer form, or in the special situations described beginning on page 10, to persons who are registered as holders of the securities, in the case of securities in registered form. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder or person with whom the security is deposited, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

        A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We may do this in two ways, depending on whether the security is in registered or bearer form.

        If the security is in registered form, we require that the global security be registered in the name of a financial institution we select. If the security is a debt security in bearer form, we will deposit the global security with a financial institution we select.

        In both cases, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary". Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities, and whether such global securities will be in bearer form, fully registered form or both. For a description of provisions relating to global debt securities in bearer form, see "—Special Arrangements for Global Securities in Bearer Form" on page 14.

Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

        If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

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  You cannot get securities registered in your own name.

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  You cannot receive physical certificates for your interest in the securities.

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  You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "Street Name and Other Indirect Holders" on page 12.

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  You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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  The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

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  The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. This difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations in Which a Global Security Will Be Terminated

        In a few special situations described later, a global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" on page 12 and "Direct Holders" beginning on page 13.

        The special situations for termination of a global security are:

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  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and, in the case of debt securities in bearer form, we do not appoint a successor within 120 days.

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  When, in the case of debt securities in bearer form, The Depository Trust Company, referred to later as DTC, notifies the depositary that it is unwilling, unable or no longer qualified to continue holding certificateless depositary interests issued by the depositary with respect to the global securities, and we do not appoint a successor within 120 days.

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  When we, in the case of debt securities in bearer form, elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

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  When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "Description of Debt Securities We May Offer—Default and Related Matters—Events of Default" beginning on page 23.

        The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the trustee is responsible for deciding the names of the institutions that will be the initial direct holders. For more information, see "—Description of the Securities Depositary Agreement—Procedure for Issuing Definitive Securities" on page 27 below.

Special Arrangements for Global Securities in Bearer Form

        If the debt securities of a series are issued in bearer form, we will deposit a global security representing the debt securities of that series with Citibank, N.A., acting as "depositary", who will hold the global security. In turn, it will issue certificateless depositary interests representing 100% of the global security and deposit them with or on behalf of DTC.

        You can hold a beneficial interest in the certificateless depositary interests only directly through DTC or indirectly through participants or indirect participants in DTC. These beneficial interests may be held in such denominations as are permitted by DTC. Indirect participants are banks, brokers, dealers, trust companies and other parties, including the Euroclear System and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant. For a description of the arrangements we have made with Citibank, N.A., acting as depositary, relating to the deposit of the global security with Citibank, N.A. and Citibank, N.A.'s issuance of certificateless depositary interests, see "Description of Debt Securities We May Offer—Description of the Securities Depositary Agreement" beginning on page 25 below. Beneficial interests in the certificateless depositary interests are called book-entry securities.

        In the remainder of this description "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection on page 12 entitled "Street Name and Other Indirect Holders".

Description of Debt Securities We May Offer

Indenture

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities will be governed by a document called an indenture. The indenture is a contract entered into between us and Citibank, N.A., which acts as trustee. The trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described beginning on page 24 under "Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs"; and

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

        The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and the debt securities, except for certain events of default described in the indenture, which are governed by English law. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement.

Types of Debt Securities

        We may issue as many distinct series of debt securities under our indenture as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

        We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

        In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

        The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the debt securities of the series;

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  any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

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  whether the debt securities will be issued in registered or bearer form;

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  the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

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  the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

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  the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

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  the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

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  any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

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  any obligation we will have to redeem or repurchase the debt securities of the series, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

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  if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

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  if other than the currency of the United States of America, the currency in which the debt securities of the series will be denominated or in which the principal or any premium or interest on the debt securities of the series will be payable;

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  if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

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  any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

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  the applicability of the provisions described beginning on page 22 under "Defeasance and Discharge";

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  if we issue the debt securities of the series in whole or part in the form of global securities as described beginning on page 13 under "Legal Ownership—Global Securities", the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described beginning on page 14 under "Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated";

  •
  any covenants to which we will be subject with respect to the debt securities of the series; and

  •
  any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

        In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which one(s).

Additional Mechanics

Form, Exchange and Transfer

        The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000.

        You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

        In the case of registered debt securities, you may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar". It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfer and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

        For a discussion of transfers of book-entry securities issued in respect of global securities in bearer form, see "Description of the Securities Depositary Agreement—Transfers" on page 25.

Payment and Paying Agents

        If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. (Section 307)

        We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 111 Wall Street, 5th Floor, New York, NY 10043. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

        Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds. For a discussion of payments with respect to book-entry securities issued in respect of global securities in bearer form, see "Description of the Securities Depositary Agreement—Payments" on page 26.

        Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date or, in the case of bearer debt securities, to the bearer. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest".

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents". We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Section 1002)

Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

        We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under "—Modification and Waiver". We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

  •
  a lower credit rating being assigned to the debt securities; or

  •
  additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under "—Optional Tax Redemption".

        We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

  •
  If we merge out of existence or sell or lease our assets, the other entity must assume our obligations on the debt securities, including the obligation to pay the additional amounts described beginning on page 21 under "Payment of Additional Amounts". This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of our assets.

  •
  If such other entity is organized under the laws of a country other than the United States or England and Wales, it must indemnify you against any governmental charge or other cost resulting from the transaction.

  •
  We must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 24 under "Default and Related Matters—Events of Default—What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

  •
  If we sell or lease substantially all of our assets and the entity to which we sell or lease such assets guarantees our obligations, that entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity's guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

  •
  We must deliver certain certificates and other documents to the trustee.

  •
  We must satisfy any other requirements specified in the prospectus supplement. (Section 801)

        It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  change any obligation to pay the additional amounts described beginning on page 21 under "Payment of Additional Amounts";

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair any of the conversion rights of your debt security;

  •
  impair your right to sue for payment or conversion;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities which together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

  •
  For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described beginning on page 22 under "Defeasance and Discharge". (Section 101)

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

        Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

        If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If your prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

        If your prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.

        In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under "Additional Mechanics—Notices".

        If a debt security represented by a global security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        In the event that the option of the holder to elect repayment as described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

        We may have the option to redeem, in whole but not in part, the debt securities in the three situations described below. In such cases, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

        The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under "Payment of Additional Amounts".

        This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.

        We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The second situation is where, as a result of any delivery or requirement to deliver debt securities in definitive registered form, after having used all reasonable efforts to avoid having to issue such definitive registered debt securities, we would be required to pay additional amounts as described later under "Payment of Additional Amounts".

        We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The third situation is where, following a merger, consolidation or sale or lease of our assets to a person that assumes or, if applicable, guarantees our obligations on the debt securities, that person is required to pay additional amounts as described later under "Payment of Additional Amounts".

        We, or the other person, would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.

Conversion

        Your debt securities may be convertible into or exchangeable for our ordinary shares or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

        The government of any jurisdiction in which we are incorporated may require us to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, we may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

        We will not have to pay additional amounts under any of the following circumstances:

  •
  The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

  •
  The withholding is imposed only because the holder was or is connected to the taxing jurisdiction or, if the holder is not an individual, the tax or governmental charge was imposed because a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a party possessing a power over a holder that is an estate or trust was or is connected to the taxing jurisdiction. These connections include those where the holder or related party:

  —
  is or has been a citizen or resident of the jurisdiction;

  —
  is or has been engaged in trade or business in the jurisdiction; or

  —
  has or had a permanent establishment in the jurisdiction.

  •
  The withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

  •
  The withholding is imposed due to the presentation of a debt security for payment in the United Kingdom.

  •
  The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

  •
  The withholding is for a tax or governmental charge that is payable in a manner that does not involve withholding.

  •
  The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

  —
  to provide information about the nationality, residence or identity of the holder or beneficial owner; or

  —
  to make a declaration or satisfy any information requirements.

  •
  The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of the taxing jurisdiction require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

  •
  With respect to debt securities originally issued in bearer form, the payment relates to a debt security that is in physical form. However, this exception only applies if:

  —
  the debt security in physical form was issued at the holder's request following an event of default; and

  —
  we have not issued physical certificates for the entire principal amount of such series of debt securities.

        These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Sections 205, 803 and 1004)

        For a discussion of a proposed directive of the European Union relating to withholding taxes, see the section entitled "Certain U.S. Federal and U.K. Tax Considerations—United Kingdom Taxation—Withholding Tax: United Kingdom Finance Act 2000 Changes and European Council Proposals" beginning on page 45 of this prospectus.

Restrictive Covenants

        The indenture does not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

Defeasance and Discharge

        The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Section 403)

Full Defeasance

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below (called "full defeasance"), if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

  •
  If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Sections 1402 and 1404)

        If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust.

Covenant Defeasance

        We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

        If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:

  •
  Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

  •
  The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later under "What Is An Event of Default?".

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1403 and 1404)

Default and Related Matters

Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default?    The term event of default means any of the following:

  •
  We do not pay the principal or any premium on a debt security within 14 days of its due date.

  •
  We do not pay interest on a debt security within 21 days of its due date.

  •
  We do not deposit any sinking fund payment within 14 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

  •
  We remain in breach of any covenant or any other term of the indenture for 30 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

  •
  We remain in default in the conversion of any convertible security of a given series for 30 days after we receive a notice of default stating that we are in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

  •
  If the total aggregate principal amount of all of our indebtedness for borrowed money which meets one of the following conditions, together with the amount of any guarantees and indemnities described in the next point, equals or exceeds £50 million or, after August 1, 2014, £150 million:

  —
  the principal amount of such indebtedness becomes due and payable prematurely as a result of an event of default (however described) under the agreement(s) governing that indebtedness;

  —
  we fail to make any payment in respect of such indebtedness on the date when it is due (as extended by any originally applicable grace period);

  —
  any security that we have granted securing the payment of any such indebtedness becomes enforceable by reason of any default relating thereto and steps are taken to enforce the security.

  •
  We fail to make payment due under any guarantee and/or indemnity (after the expiry of any originally applicable grace period) of another person's indebtedness for borrowed money in an amount that, when added to the indebtedness for borrowed money which meets one of the conditions described in the prior point, equals or exceeds £50 million or, after August 1, 2014, £150 million.

  •
  We stop paying or are unable to pay our debts as they become due, we are adjudicated or found bankrupt or insolvent or we are ordered by a court or pass a resolution to dissolve.

  •
  We enter into any composition or other similar arrangement with our creditors under the U.K. Insolvency Act or a receiver or administrator is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our undertakings or assets and is not discharged or removed within 90 days.

  •
  Any other event of default described in the applicable prospectus supplement occurs. (Section 501)

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        For these purposes, "indebtedness for borrowed money" means any present or future indebtedness (whether it is principal, premium, interest or other amounts) for or in respect of:

  •
  money borrowed (including in the form of any bonds, notes, debentures, debenture stock or loan stock); or

  •
  liabilities under or in respect of any acceptance or acceptance credit.

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory protection from expenses and liability. This protection is called an "indemnity". (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice. (Section 507)

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers that will either certify that, to their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Section 1005)

Regarding the Trustee

        We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

        If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Description of the Securities Depositary Agreement

        If we issue debt securities represented by a global security in bearer form, we will deposit such security with Citibank, N.A., as depositary. The provisions described below will be applicable to such debt securities.

        The arrangements for depositing and holding of the global securities in bearer form by Citibank, as depositary, are set forth in a document called the securities depositary agreement between us and Citibank, as depositary, and the owners of book-entry securities. This section summarizes that agreement, a copy of which is filed as an exhibit to our registration statement. Because this section is a summary, it does not describe every aspect of the agreement. The description here is subject to and qualified by the detailed terms in the definitive securities depositary agreement that we have entered into with the depositary and the owners of book-entry securities.

General

        The global security in bearer form representing the debt securities will be deposited with and held by Citibank, as the depositary. Citibank will maintain on our behalf a book-entry register for the applicable debt securities. It will register DTC or any person DTC nominates as the owner of the certificateless depositary interests it will issue in respect of the global securities. For a detailed description of DTC, see "Clearance and Settlement" beginning on page 36.

        Ownership of beneficial interests in the certificateless depositary interest will be in the form of book-entry securities. Ownership of book-entry securities will be limited to participants or indirect participants in DTC. Procedures related to the transfer of ownership of book-entry securities are described below under "Transfers".

        The ultimate beneficial owners of the global security in bearer form can only be indirect holders. We do not recognize this type of investor as a holder of debt securities and instead only deal with the depositary that holds the global security. As an indirect holder, an investor's rights and obligations relating to a global security will be governed by the account rules of Citibank, as depositary, DTC and the investor's financial institution. We, the trustee, any paying agent, Citibank, as depositary and registrar, and any of our or their agents will not be responsible for the obligations under the rules and procedures of DTC, its participants or an investor's financial institution.

        Citibank's policies, as depositary, will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security. In general, we have no responsibility for the depositary's actions. We also do not supervise Citibank in any way.

        We have no responsibility for any aspect of the actions of any participant in DTC or for payments related to, or for its records of, ownership interests in the global security. We also do not supervise the participants in DTC in any way, nor will we govern payments, transfers, exchange and other matters relating to the investor's interest in the global security.

Payments

        Payments related to the applicable debt securities will be made to Citibank, as depositary. Citibank then must distribute all payments to DTC by wire transfer in immediately available funds. Upon receipt, DTC has informed us that it will credit its participants' accounts on that date with payments in amounts proportionate to their respective ownership interests as shown on DTC's records. Payments by participants in DTC to the owners of book-entry securities will be the participants' responsibility. We expect that payments by participants in DTC to the owners of interests in book-entry securities will be governed by standard customary practices, as is now the case with the securities held for the accounts of customers registered in street name.

        All payments will be made by Citibank, as depositary, without any deduction or withholding for any taxes, duties, assessments or other governmental charges. If the laws or regulations from the country where we are incorporated require withholding, then we will add to the payment so it is the same as it would have been without the withholding. These added payments are subject to various exceptions and limitations that are described in the section called "—Payment of Additional Amounts". They are also subject to the optional redemption rights that are described in "Special Situations—Optional Tax Redemption".

Redemption

        If and when the global securities are redeemed, Citibank, as depositary, will deliver all amounts it receives in respect of the redemption to DTC. The redemption price that will be paid for the book-entry securities will be equal to the amount paid to Citibank, as depositary, for the applicable global securities.

Transfers

        Transfers of all or any portion of the certificateless depositary interests may be made only through the book-entry register. Until the book-entry securities are exchanged for definitive securities, the certificateless depositary interests may only be transferred as a whole by:

  •
  DTC to a nominee of DTC;

  •
  by a nominee of DTC to DTC or another nominee of DTC; or

  •
  by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        DTC will record all transfers of the interests in book-entry securities using its book-entry system. DTC will use the customary procedures described in detail in the securities depositary agreement.

Procedures for Issuing Definitive Securities

        Holders of book-entry securities will receive definitive securities in the situations described earlier under "Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated". No definitive securities in bearer form will be issued. Definitive securities issued in exchange for book-entry securities will be issued in registered form only, without coupons. They will be registered in the name or names that Citibank, as depositary, instructs the registrar based on the instructions of DTC.

        There are U.K. tax considerations involved with the issuance of definitive securities. Under current U.K. tax law, a holder of definitive securities in registered form may become subject to U.K. income tax at the lower rate (currently 20%) to be withheld on any payments of interest on the securities made before April 1, 2001. This tax will be described in a prospectus supplement relating to a specific offering of debt securities. A holder of definitive securities in registered form will be entitled to receive additional amounts in this situation. See the sections "Payment of Additional Amounts" and "Special Situations—Optional Tax Redemption" for more information on payments related to U.K. taxes. These amounts will not be paid if the holder requested the issuance of definitive securities because of a default and definitive securities have not been issued in exchange for the entire principal amount of the applicable series of debt securities.

Action by Holders of Book-Entry Securities

        Citibank, as depositary, must send any notices it receives concerning consents, requests for a waiver or any other action to DTC, as promptly as practicable after receipt. If DTC requests in writing for Citibank to take action, it is expected that Citibank will take the action when it receives reasonable indemnity from DTC.

        Citibank will not make any independent decisions relating to the certificateless depositary interests or the global securities.

        We understand that under existing industry practices, if we request any action to be taken by the holders of debt securities or if a holder of debt securities desires to give or take any action the holder is entitled to give or take under the debt securities or the indenture, DTC will authorize its participants holding book-entry securities to give or take the action and the participants will then authorize the beneficial owners to take the action or will act upon those owners' instructions.

Reports

        Citibank, as depositary, must send a copy of any communications that relate to us to DTC immediately after it receives them. This is also true for any communications that relate to the global and the book-entry securities.

Action by the Depositary

        If a default occurs and DTC requests Citibank, as depositary, to take action, it is expected that Citibank will take the action when it receives reasonable indemnity from DTC. Action taken in the event of a default is subject to limitations which are described in detail in the securities depositary agreement.

Charges Incurred by the Depositary Will Be Paid by Us

        We have agreed to pay all charges of Citibank, as depositary, under the securities depositary agreement. We have also agreed to indemnify Citibank against certain liabilities it incurs under the securities depositary agreement.

Amendment and Termination

        We and Citibank may amend the securities depositary agreement. DTC's consent will not be required in connection with the following amendments:

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  to cure any inconsistency, omission, defect or ambiguity in the securities depositary agreement;

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  to add to the covenants and agreements of Citibank or us;

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  to assign Citibank's rights and duties to a qualified successor;

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  to evidence the succession of another person to us and the assumption by the successor of our covenants, where the parties are amending the indenture in a similar way;

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  to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 or the Trust Indenture Act of 1939, as amended; or

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  to modify, alter, amend or supplement the securities depositary agreement in any other manner that is not adverse to DTC or the holders of book-entry securities.

        No amendment to the securities depositary agreement or the book-entry securities that affects DTC or the holders of book-entry securities in an adverse way will be allowed without DTC's consent.

        When definitive securities are issued to all of the holders of book-entry securities, the book-entry provisions of the securities depositary agreement will no longer apply. Definitive securities may be issued upon the resignation of the depositary if no successor has been appointed within 120 days.

Resignation or Removal of the Depositary

        Citibank may resign at any time by delivering written notice to us, and the resignation will take effect when we appoint a new depositary and the new depositary accepts the appointment. If no successor has been appointed at the end of 120 days after Citibank gives notice, it may petition a court of competent jurisdiction for the appointment of a successor.

Obligations of the Depositary

        Citibank, as depositary, must perform only the duties and obligations set forth in the definitive securities depositary agreement. You should not read any implied covenants or obligations into the definitive securities depositary agreement.

Description of Warrants We May Offer

        We may issue warrants to purchase our debt securities, preference shares or ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

        The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

        We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described in the Prospectus Supplement

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the initial offering price;

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  the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

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  the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

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  the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

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  if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

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  the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

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  if applicable, a discussion of material U.K. and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

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  whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

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  any other terms of the debt warrants.

        You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

        Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

        Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and Waiver

        There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

  •
  any increase in the exercise price;

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  any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

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  any reduction of the period of time during which the debt warrants may be exercised;

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  any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

  •
  any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under "Changes Requiring a Majority Vote".

        Changes Requiring a Majority Vote.    The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under "Changes Requiring Your Approval" or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

        Changes Not Requiring Approval.    The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

        Under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guarantee of our obligations. If the other company becomes legally responsible by a means other than a guarantee, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

        The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants

        The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

        We may issue warrants for the purchase of our equity securities (i.e., our ordinary shares and preference shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

        The equity warrants are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

  •
  the initial offering price;

  •
  the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

  •
  the designation and terms of the equity securities (i.e., preference shares or ordinary shares) that can be purchased upon exercise of the equity warrants;

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  the total number of preference shares or ordinary shares that can be purchased upon exercise of each equity warrant and the exercise price;

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  the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

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  the designation and terms of any related preference shares or ordinary shares with which the equity warrants are issued and the number of the equity warrants issued with each preference share or ordinary share;

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  if applicable, whether and when the equity warrants and the related preference shares or ordinary shares will be separately transferable;

  •
  if applicable, a discussion of material U.K. and U.S. federal income tax, accounting or other considerations applicable to the equity warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

        Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of ordinary shares or preference shares that can be purchased upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of ordinary shares or preference shares or a stock split, reverse stock split, combination, subdivision or reclassification of ordinary shares or preference shares. Instead of adjusting the number of ordinary shares or preference shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

        Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preference shares or ordinary shares may be issued in the form of American depositary receipts.

        Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver

        There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

  •
  any increase in the exercise price;

  •
  any decrease in the total number of preference shares or ordinary shares that can be purchased upon exercise of any equity warrant;

  •
  any reduction of the period of time during which the equity warrants may be exercised;

  •
  any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

  •
  any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under "—Changes Requiring a Majority Vote".

        Changes Requiring a Majority Vote.    The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under "—Changes Requiring Your Approval" or changes that would not adversely affect holders of equity warrants in any material respect.

        Changes Not Requiring Approval.    The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

        Under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

        The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of England and Wales.

Description of Preference Shares We May Offer

        Provided that sufficient authorized but unissued shares exist and that the directors have the required authority to allot shares, our articles of association allow us to issue new share capital with any rights or restrictions to it, subject to any special rights given to the holders of the existing share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any decided by the shareholders. Under the laws of England and Wales, the board of directors requires express authority to allot preference shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Our board of directors has the authority to issue ordinary and preference shares up to an aggregate nominal amount of U.S.$1,500,000,000. However, currently all of our authorized but unissued shares are designated to be ordinary shares. In order to issue preference shares, we would need to redesignate some of these ordinary shares into preference shares or increase our share capital by the creation of more preference shares. Both of these actions would require the approval of shareholders by ordinary resolution.

        If the preference shares have the right to participate only up to a specified amount of a dividend or capital distribution, we may issue them without complying with the provisions of English law that otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis (these rights of existing shareholders are sometimes referred to as "pre-emptive rights"). However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of our shares unless such rights are waived by a special resolution of our shareholders. Our shareholders have currently waived pre-emptive rights with respect to equity securities with an aggregate nominal amount of U.S.$300,000,000.

        Subject to the foregoing, applicable law and the rights of other holders of our share capital, we may seek to issue preference shares in one or more series with such terms, rights and restrictions the company by ordinary resolution decides, or if no resolution has been passed or the resolution does not make specific provision, with such terms, rights and restrictions as our board of directors decides, including the following:

  •
  the maximum number of shares in the series;

  •
  the designation of the series;

  •
  any dividend rate, or basis for determining such a rate, on the shares of the series;

  •
  whether or not dividends will be cumulative and, if so, from which date or dates;

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  whether the shares of the series will be redeemable and, if so, the dates, prices and other terms and conditions of redemption;

  •
  whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at our option, the option of holders of preference shares or both;

  •
  whether the shares of the series will have voting rights in addition to those provided by law and, if so, the terms of those voting rights;

  •
  the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Vodafone; and

  •
  any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

        The specific terms of each series of preference shares will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern the preference shares. These include the memorandum and articles of association and any document filed with the Companies Registrar in England and Wales setting out the terms of such preference shares. The terms and manner in which we may redeem shares must be set forth in our articles of association. If we want to issue redeemable shares, we would need to amend our articles of association by special resolution to include such provisions. We must be authorized by our shareholders to repurchase any of our shares. Our shareholders have currently authorized us to make market purchases (e.g., purchases on the London Stock Exchange) of up to 1,575,363,145 of our ordinary shares (nominal value U.S.$0.10 per share). Any preference shares will be fully paid and nonassessable.

Clearance and Settlement

General

        Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

        The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

        DTC has advised us as follows:

  •
  DTC is:

  —
  a limited purpose trust company organized under the laws of the State of New York;

  —
  a member of the Federal Reserve System;

  —
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  —
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary.

  •
  Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including lending and borrowing of securities. It interfaces with the domestic markets in several countries.

  •
  Clearstream, Luxembourg participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg participants or that have relationships with Clearstream, Luxembourg participants.

  •
  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is operated by the Brussels office of Morgan Guaranty Trust Company of New York, which is known as the Euroclear Operator. The Euroclear Operator is under contract with Euroclear Clearance Systems, S.C., which is a Belgian cooperative corporation.

  •
  Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Euroclear provides other services to its participants, including lending and borrowing of securities. It interfaces with the domestic markets of several other countries.

  •
  Euroclear participants include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities.

  •
  The Euroclear operator is the Belgian branch of a New York banking corporation, which is a member bank of the Federal Reserve System. As a member of this system, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department. It is also regulated by the Belgian Banking Commission.

Other Clearing Systems

        We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System.

        Securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

        We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

        The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Certain U.S. Federal and U.K. Tax Considerations

        The following describes certain U.S. federal income and U.K. tax consequences of your ownership of debt securities, warrants, preference shares and ordinary shares that we may issue. It is the opinion of Sullivan & Cromwell as to matters of U.S. federal income tax law and of Linklaters as to matters of U.K. tax law.

        This section applies to you only if you acquire the offered securities in an offering governed by this prospectus at the offering price and you hold the offered securities as capital assets. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  investors liable for alternative minimum tax;

  •
  banks;

  •
  certain insurance companies;

  •
  tax-exempt organizations;

  •
  persons that hold offered securities that are a hedge or that are hedged against interest rate or currency risks;

  •
  persons that hold offered securities as part of a straddle or conversion transaction for U.S. federal income tax purposes;

  •
  persons that actually or constructively own 10% or more of our voting stock; or

  •
  U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

        This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings, court decisions, and applicable U.K. tax law all as currently in effect. This section is also based on the U.S.-U.K. Income Tax Treaty and the U.S.-U.K. Estate Tax Treaty. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part on representations of the depositary, if any, with respect to preference or ordinary shares to be issued and on the assumption that each obligation in the deposit agreement and any related agreement with respect to any shares to be issued will be performed in accordance with its terms.

        For purposes of this section, you are a U.S. holder if you are a beneficial owner of an offered security who, or that, is:

  •
  a citizen or resident of the United States;

  •
  a corporation organized under the laws of the United States or of any State thereof;

  •
  an estate the income of which is subject to U.S. federal income tax without regard to its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.

U.S. Federal Income Taxation

        This subsection describes the United States federal income tax consequences if you are a U.S. holder, as defined above.

Debt Securities

        A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of debt securities issued with original issue discount, debt securities due to mature in more than 30 years, or 1 year or less, from their date of issue, indexed debt securities, debt securities denominated in other than U.S. dollars or other debt securities with special U.S. tax considerations.

        You will be taxed on any interest on a debt security as ordinary income at the time you receive or accrue the interest, depending on your method of accounting for U.S. tax purposes. This interest constitutes income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing your allowable foreign tax credit.

        You will generally recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized and your tax basis. The gain or loss will be capital gain or loss, except to the extent attributable to accrued and unpaid interest. Capital gain of a noncorporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held for more than one year.

        The paying agents for our debt securities must comply with information reporting requirements in connection with payments of principal and interest to noncorporate U.S. holders. In addition, "backup withholding" at the rate of 31% will apply to these payments unless you provide an accurate taxpayer identification number in the manner required by U.S. law and applicable regulations, certify that you are not subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules.

        Payments of the proceeds from the sale of debt securities to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting requirements, unless the holder or beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption as described in the preceding paragraph. In general, neither U.S. backup withholding nor information reporting will apply to a payment made outside the United States of the proceeds of a sale of debt securities through an office outside the United States of a non-U.S. broker. Special rules may require information reporting in the case of payments made outside the United States of the proceeds of the sale of debt securities through a U.S. broker. Recently finalized treasury regulations, effective after December 31, 2000, expand the definition of "U.S. broker" for this purpose.

        Amounts withheld under the backup withholding rules may be credited against your United States federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

Warrants

        A prospectus supplement will describe, if applicable, the U.S. federal income tax consequences of your ownership of warrants.

Shares

        For United States federal income tax purposes, holders of ADSs will be treated as the owners of the underlying shares that are represented by those ADSs, and deposits and withdrawals of shares in exchange for ADSs will not be subject to United States federal income tax.

        Taxation of Dividends.    Dividends we pay with respect to your shares will be taxable as ordinary income to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, based on the U.S. dollar value of the dividend on the date the dividend is actually or constructively received by the depositary, in the case of ADSs, or by you, in the case of shares, calculated by reference to the exchange rate on the relevant date.

        Under the U.K.-U.S. tax treaty, if you are a beneficial owner of a share and of any cash dividend paid with respect thereto and are eligible for benefits under the U.K.-U.S. tax treaty with respect to income derived in connection with such shares (each such holder referred to as an eligible U.S. holder)

and you receive a dividend, you may be entitled to a foreign tax credit for United Kingdom taxes withheld. If you are so entitled, the foreign tax credit would be equal to one-ninth of any dividend received and would give rise to additional dividend income in the same amount. Eligible U.S. holders that do not elect, or are not permitted, to claim a foreign tax credit may be entitled to claim a deduction for foreign tax withheld. The United States and the United Kingdom have entered into negotiations of a new income tax treaty.

        You are urged to consult your tax advisor concerning whether you are eligible for benefits under the U.K.-U.S. tax treaty and whether, and to what extent, a foreign tax credit or deduction will be available with respect to dividends received from us.

        If you are an eligible U.S. holder and are relying on the U.K.-U.S. tax treaty, you should consider disclosing this reliance on your U.S. federal income tax return. If you fail to disclose reliance on a treaty where disclosure is required, you would be subject to penalties under U.S. federal income tax law.

        Distributions in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a return of capital to the extent of your basis in the shares and thereafter as capital gain. Dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations. You should consult your own tax advisor regarding the treatment of any foreign currency gain or loss on any pounds sterling received on the shares which are not converted into U.S. dollars on the date the pounds sterling are actually or constructively received by the depositary, in the case of ADSs, or by you, in the case of shares. For foreign tax credit limitation purposes, dividends will be income from sources outside the United States. Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities or in respect of arrangements in which your expected economic profit, after non-U.S. taxes, is insubstantial.

        It is possible that we are or will be at least 50% owned by persons treated as United States persons under the U.S. tax code. Under Section 904(g) of the U.S. tax code, dividends paid by a non-U.S. corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income rather than non-U.S. source income for foreign tax credit purposes to the extent the non- U.S. corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of the dividends paid by us as United States source income. Such treatment may adversely affect your ability to use foreign tax credits. Section 904(g)(10) of the U.S. tax code permits an eligible U.S. holder to elect to treat dividends as non-U.S. source income for foreign tax credit limitation purposes if the dividend income is separated from other income items for purposes of calculating the holder's foreign tax credit.

        Taxation of Capital Gains.    Upon a sale or other disposition of shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized and your tax basis, determined in U.S. dollars, in the shares. Gain or loss recognized will be long-term capital gain or loss with respect to shares held for more than 12 months at the time of the sale or other disposition and any gain or loss recognized generally will be income or loss from sources within the U.S. for foreign tax credit limitation purposes. If you are liable for both U.S. federal income tax and United Kingdom tax on a sale or other disposition of shares, you should consult with your tax advisor to determine your entitlement to credit the United Kingdom tax against your United States federal income tax liability.

        Passive Foreign Investment Company (PFIC) Rules.    We believe that shares and ADSs should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a U.S. Holder, you would be treated as if you had realized such gain and certain "excess distributions" ratably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year.

        Backup Withholding and Information Reporting.    The paying agents for our shares must comply with information reporting requirements in connection with dividend payments or other taxable distributions made with respect to shares within the U.S. to a non-corporate United States person. In addition, "backup withholding" at the rate of 31% will apply to these payments unless you provide an accurate taxpayer identification number in the manner required by U.S. law and applicable regulations, certify that you are not subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules.

        Payment of the proceeds from the sale of shares to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting requirements, unless the holder or beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption as described in the preceding paragraph. In general, neither U.S. backup withholding nor information reporting will apply to a payment made outside the United States of the proceeds of a sale of shares through an office outside the United States of a non-U.S. broker. Special rules may require information reporting in the case of payments made outside the United States of the proceeds of the sale of shares through a U.S. broker. Recently finalized treasury regulations, effective after December 31, 2000, expand the definition of "U.S. broker" for this purpose.

        Amounts withheld under the backup withholding rules may be credited against your United States federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

United Kingdom Taxation

Debt Securities

        Payments.    Payments of principal on the debt securities in accordance with the procedures described beginning on page 17 under "Description of Debt Securities We May Offer—Additional Mechanics—Payment and Paying Agents" will not be subject to any deduction or withholding for or on account of U.K. taxation. The following comments relating to the U.K. withholding tax position in respect of interest payments apply to payments made before April 1, 2001. For payments of interest after that date, please see the discussion of the changes in U.K. tax law resulting from the Finance Act 2000 beginning on page 45. Payments of interest on debt securities in accordance with the described procedure will not be subject to withholding or deduction for or on account of U.K. taxation if the debt securities qualify for the "Quoted Eurobond" exemption, that is to say, so long as the following conditions are satisfied:

  •
  the debt securities remain in bearer form;

  •
  the debt securities are listed on a "recognized stock exchange" within the meaning of Section 841 of the Income and Corporation Taxes Act of 1988; and

  •
  payments of interest are made either

  —
  by or through a paying agent who is not in the United Kingdom; or

  —
  by or through a person who is in the United Kingdom, provided certain conditions are met.

        These additional conditions that apply where the payments of interest are made by or through a person who is in the United Kingdom are as follows:

        one of the following must apply:

  •
  the person who beneficially owns both the debt securities and the related payment must not be resident in the United Kingdom for tax purposes; or

  •
  the debt securities must be held in a "recognized clearing system" within the meaning of Section 841A of the Income and Corporation Taxes Act 1988. DTC, Euroclear and Clearstream, Luxembourg have each been designated as a recognized clearing system for this purpose;

  —
  a declaration in the form required by law that one of the two circumstances set out immediately above applies must be provided to the person who makes the payment, unless the U.K. Inland Revenue has issued a similar certificate to that person; and

  —
  the U.K. Inland Revenue must not have issued a direction to the person making the payment that neither of the circumstances is satisfied.

        Even if the debt securities do not qualify for the "Quoted Eurobond" exemption, holders of debt securities who are resident in the United States will generally be entitled to receive payments of interest free of withholding of U.K. tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from the appropriate taxation authority in the United Kingdom. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of withholding under an appropriate double taxation treaty and may be able to obtain a direction to that effect.

        However, a direction will only be issued on prior application to the relevant tax authorities by the holder in question. If such a direction is not given, the person making the payment will be required to withhold tax, although a holder of debt securities who is entitled to relief may subsequently recover the amount withheld from the U.K. Inland Revenue.

        In all other cases, payments will generally be made after deduction of tax at the rate of 20%.

        Where a person in the United Kingdom acts as a collecting agent, i.e., either:

  (a)
  acts as custodian of the debt securities and receives interest on the debt securities, or directs that interest on the debt securities be paid to another person, or consents to such payment; or

  (b)
  collects or secures payment of, or receives interest on, the debt securities for a holder (except by means of clearing a check or arranging for the clearing of a check),

the collecting agent will be required to withhold on account of United Kingdom tax at the rate of 20% unless any one of certain exceptions applies, including where:

  (i)
  the collecting agent acts as depository for the clearing system in which the debt securities are held;

  (ii)
  the relevant debt securities are held in a "recognized clearing system" within the meaning of Section 841A of the Income and Corporation Taxes Act 1988;

  (iii)
  the person beneficially entitled to the interest and the related debt securities is not resident in the United Kingdom;

  (iv)
  the person beneficially entitled to the interest is eligible under specified provisions for relief from United Kingdom tax in respect of the interest;

  (v)
  the interest fails to be treated as income of, or of the government of, a sovereign power or of an international organization.

        For exceptions (ii) to (v) to be available, a declaration in a specified form has to be provided (or a notice issued by the Inland Revenue) to the collecting agent, and, even then, these exceptions will not be available if the Inland Revenue issue an appropriate direction.

        The interest has a U.K. source and accordingly may be chargeable to U.K. tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to U.K. tax in the hands of holders of the debt securities who are not resident in the U.K., except where such persons carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the U.K. branch or agency.

        Optional Tax Redemption.    In the earlier section entitled "Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption" we set out three situations in which we may redeem any debt securities. As at the date of this prospectus, none of those situations applies in respect of U.K. taxation law. It is assumed that all reasonable measures will be taken to avoid the payment of additional amounts or any deduction or withholding.

        Disposal (including Redemption).    A holder of debt securities who is neither resident nor ordinarily resident in the U.K. for tax purposes will not be liable for U.K. taxation in respect of a disposal of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security.

        This may not, however, be the case if the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the debt securities are attributable.

        Inheritance Tax.    A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable for U.K. inheritance tax in respect of his holding of debt securities. This will be the case if a register of the debt securities is maintained outside the United Kingdom. If no register is maintained, there may be a liability for inheritance tax if the debt securities are held in the United Kingdom. If so, exemption from any U.K. inheritance tax liability will normally be available for holders of debt securities who are domiciled in the United States under the U.S.-U.K. Estate Tax Treaty.

        Stamp Duty and Stamp Duty Reserve Tax.    U.K. stamp duty and stamp duty reserve tax will not normally be payable by a holder of debt securities on the issue or transfer of the debt securities.

        Withholding Tax: United Kingdom Finance Act 2000 Changes and European Council Proposals.    As a result of provisions contained in the United Kingdom Finance Act 2000, United Kingdom withholding tax (including withholding by issuers, paying and collecting agents) will be abolished in relation to interest payments on securities made (or, in the case of collecting agents, received) on or after April 1, 2001 on securities issued by companies provided that, where the payments are of United Kingdom source interest and made by United Kingdom issuers or paying agents, those securities are listed on a recognised stock exchange, as defined in Section 841 of the Taxes Act. It is proposed to introduce new machinery from the same date enabling the United Kingdom Inland Revenue to obtain information about United Kingdom savings income of all individuals and, in certain circumstances, to exchange taxpayer information with the tax authorities of other jurisdictions.

        In June 2000, the European Council agreed to amend earlier proposals published in May 1998 by the European Commission regarding the taxation of income of non-residents and relating, in particular, to the introduction of withholding tax on payments of interest. Subject to sufficient reassurances being obtained from a number of countries outside the European Union to promote the adoption of equivalent measures, the European Council has now agreed that Member States will be required no later than December 31, 2002 either (a) to exchange information with other Member States regarding savings income paid to non-residents or (b) to withhold tax on such income at a rate to be agreed, provided that Member States that operate a withholding system must implement exchange of information as soon as conditions permit and in any case no later than seven years after implementation of the proposals. Details of the amended proposals have not yet been published.

        The United Kingdom intends to opt for exchange on information rather than withholding under the EU proposals through implementation of the Finance Act 2000 provisions noted above. Following implementation of both sets of proposals no withholding of UK tax would be expected to be required in respect of payments of interest on the notes by a United Kingdom paying agent.

Warrants

        A prospectus supplement will describe, if applicable, the U.K. tax consequences of the ownership of warrants.

Shares

        Dividends.    We will not be required to withhold tax at source when paying a dividend.

        Dividends may carry a tax credit. However, non-U.K. resident shareholders will not generally be able to claim repayment from the U.K. Inland Revenue of any part of such tax credit.

        Disposals.    A shareholder who is neither resident nor ordinarily resident in the U.K. for U.K. tax purposes will generally only be liable for U.K. taxation on chargeable gains in respect of his shares in the same circumstances in which he would be liable to such taxation in respect of debt securities (see above).

        Inheritance Tax.    An individual domiciled outside the United Kingdom is generally liable for U.K. inheritance tax in respect of assets situated in the United Kingdom. Vodafone AirTouch shares will probably be so situated. However, an exemption from any U.K. inheritance tax liability will normally be available for shareholders who are domiciled in the United States under the U.S.–U.K. Estate Tax Treaty.

        Stamp Duty and Stamp Duty Reserve Tax.    Transfers on sales of shares will generally be subject to U.K. stamp duty at a rate of 0.5% of the purchase price. The purchaser normally pays the stamp duty.

        An agreement to transfer shares will normally give rise to a charge to stamp duty reserve tax at a rate of 0.5% of the agreed price. If a duly stamped transfer in respect of the agreement is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the condition is satisfied) any stamp duty reserve tax paid is repayable, generally with interest, and otherwise the stamp duty reserve tax charge is cancelled. Stamp duty reserve tax is, in general, payable by the purchaser.

        Paperless transfers of shares within the CREST system are generally liable to stamp duty reserve tax, rather than stamp duty, at the rate of 0.5% of the purchase price. CREST is obliged to collect stamp duty reserve tax on relevant transactions settled within the CREST system. Deposits of shares into CREST will not generally be subject to stamp duty reserve tax, unless the transfer into CREST is itself for consideration.

Plan of Distribution

        We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the securities;

  •
  the initial public offering price of the securities; and

  •
  any exchange on which the securities will be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.

Underwriters

        If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

        We may also sell securities directly without using agents, underwriters, or dealers.

Securities Act of 1933; Indemnification

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

        In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Validity of Securities

        Linklaters will pass upon the validity of the debt securities, warrants, preference shares and ordinary shares for us as to certain matters of English law. The validity of the debt securities and debt warrants will be passed upon by Sullivan & Cromwell or any other law firm named in the applicable prospectus supplement as to certain matters of New York law. Cleary, Gottlieb, Steen & Hamilton or any other law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities and debt warrants for any underwriters or agents as to certain matters of New York law. Sullivan & Cromwell may rely upon Linklaters with respect to certain matters governed by English law.

Experts

        Our audited consolidated financial statements as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000, which are incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended March 31, 2000, have been audited by Deloitte & Touche, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this prospectus. The consolidated financial statements have been incorporated by reference in this prospectus in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

        With respect to our unaudited interim consolidated financial information for the six month periods ended September 30, 2000 and 1999 incorporated in this prospectus by reference to our Report on Form 6-K, dated November 24, 2000, Deloitte & Touche reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report incorporated herein by reference, they did not audit and they do not express an opinion on the unaudited interim consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim consolidated financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by Deloitte & Touche within the meaning of Sections 7 and 11 of the Act.

        The consolidated financial statements of AirTouch as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which are incorporated in this prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting. With respect to the unaudited consolidated financial information of AirTouch for the three-month periods ended March 31, 1999 and 1998 and for the six-month periods ended June 30, 1999 and 1998, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 12, 1999 and August 6, 1999, incorporated by reference in this prospectus, state that they did not audit and they do not express opinions on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because these reports are not "reports" or "parts" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

        The consolidated financial statements of CMT Partners as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which are incorporated by reference in AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this prospectus, except as they relate to Kansas Combined Cellular, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting, and, insofar as they relate to Kansas Combined Cellular, in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of the firm as experts in auditing and accounting.

        The audited financial statements of Cellco Partnership at and for the year ended December 31, 1999, which are incorporated in this prospectus by reference to our Report on Form 6-K/A, dated November 3, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting, except as they relate to the businesses contributed by GTE Corporation to Verizon Wireless, which have been audited by Arthur Andersen LLP, independent auditors as stated in their report, which is incorporated in this prospectus by reference to our Report on Form 6-K/A, dated November 3, 2000. The financial statements have been so incorporated in reliance on the reports of these independent accountants given on their authority as experts in auditing and accounting.

        The audited financial statements of PrimeCo Personal Communications, L.P., a business contributed by Bell Atlantic to Verizon Wireless at and for the year ended December 31, 1999, which are incorporated in this prospectus by reference to our Report on Form 6-K/A, dated November 3, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting.

        The audited financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, which are incorporated in this prospectus by reference to AirTouch's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, independent auditors, as stated in their report, which is incorporated by reference in this prospectus to our report on Form 6-K/A, dated November 3, 2000. The financial statements have been so incorporated in reliance on the report of this firm given on their authority as experts in accounting and auditing.

        The audited consolidated financial statements of Mannesmann as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, which are incorporated in this prospectus by reference to our Report on Form 6-K/A, dated November 3, 2000, have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, independent auditors, as stated in their report, which is incorporated by reference in this prospectus, except for the financial statements of Mannesmann Demag AG and certain of its subsidiaries as of and for the year ended December 31, 1997, which have been audited by PricewaterhouseCoopers Westdeutschland, independent accountants, as stated in their reports, incorporated in this prospectus by reference to our Report on Form 6-K/A, dated November 3, 2000. The financial statements have been so incorporated in reliance on the reports of these independent accountants given on their authority as experts in auditing and accounting.

Enforceability of Certain Civil Liabilities

        We are a public limited company incorporated under the laws of England and Wales. Many of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

(1)
to effect service within the United States upon us or our directors and officers located outside the United States;

(2)
to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in U.S. courts;

(3)
to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and

(4)
to enforce against us or those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the attached prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the attached prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the attached prospectus is current only as of the date of this prospectus supplement.

Prospectus Supplement

Page
Incorporation of Information Filed with the SEC	S-2
General Information	S-3
Special Note	S-3
Description of Notes	S-4
Use of Proceeds	S-7
Taxation	S-7
Plan of Distribution	S-9
Prospectus
Risk Factors
About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
Vodafone
Ratio of Earnings to Fixed Charges and to Fixed
Charges and Preference Shares Dividends
Use of Proceeds
Legal Ownership
Description of Debt Securities We May Offer
Description of Warrants
Description of Preference Shares We May Offer
Clearance and Settlement
Certain U.S. Federal and U.K. Tax
Considerations
Plan of Distribution
Validity of Securities
Experts
Enforceability of Certain Civil Liberties

$

Vodafone Group Plc

% Notes due 20

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

JPMorgan

Prospectus Supplement dated            , 2002